Exhibit 23.3

[Brown Edwards & Co., LLP letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206024 on Form S-8 and Registration Statement No. 333-213031 on Form S-3 of Royal Energy Resources, Inc. of our report dated March 31, 2017 appearing in this Annual Report on Form 10-K of Royal Energy Resources, Inc. for the year ended December 31, 2016 and the four month period ended December 31, 2015.

/s/ Brown Edwards & Company, LLP

CERTIFIED PUBLIC ACCOUNTANTS
March 31, 2017
State St.
Bristol, VA